UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IKANOS COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47669 Fremont Boulevard Fremont, CA 94538	73-1721486
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

(Full title of the plans)

Michael Gulett

President and Chief Executive Officer

Ikanos Communications, Inc.

47669 Fremont Boulevard

Fremont, CA 94538

(510) 979-0400

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Allison Leopold Tilley, Esq.

Pillsbury Winthrop Shaw Pittman LLP

50 Fremont Street

San Francisco, CA 94105-2228

(415) 983-1000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value, issuable under Ikanos’ Amended and Restated 2004 Equity Incentive Plan	2,376,108 shares	$2.54(2)	$6,035,314	$430.32

(1)	This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.
(2)	The proposed maximum offering price per share was determined pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, solely for purposes of calculating the registration fee, to be equal to $2.54 per share, the average of the high and low price of Ikanos’ common stock, as reported on The Nasdaq Global Market on March 23, 2010.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on March 11, 2009 (File No. 333-157842), January 28, 2008 (File No. 333-148896), February 5, 2007 (File No. 333-140455), June 20, 2006 (333-135167) and September 28, 2005 (File No. 333-128645) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents and information previously filed with the SEC by the Registrant are incorporated by reference herein.

1.	Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010.

2.	Financial statements of BBA as of and for the nine months ended July 3, 2009 and as of and for the years ended October 3, 2008, September 28, 2007 and September 29, 2006. Incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed on January 8, 2010.

3.	The pro forma financial information of the Company for the years ended January 3, 2010 and December 28, 2008. Incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed on March 18, 2010.

4.	The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A (File No. 000-51532) filed with the SEC on September 19, 2005 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including all material incorporated by reference therein and any subsequently filed amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Document

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP, as to legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm (PwC).

23.2	Consent of Independent Registered Public Accounting Firm (D&T).

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see page 4).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 26, 2010.

IKANOS COMMUNICATIONS, INC.

By:	/s/ MICHAEL GULETT
Michael Gulett
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Gulett and Cory Sindelar and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL GULETT Michael Gulett	President and Chief Executive Officer Principal Executive Officer	March 26, 2010

/s/ CORY SINDELAR Cory Sindelar	Chief Financial Officer Principal Financial and Accounting Officer	March 26, 2010

/s/ DADO BANATAO Dado Banatao	Director Chairman	March 26, 2010

/s/ DANIAL FAIZULLABHOY Danial Faizullabhoy	Director Nominating & Corporate Governance Committee Chair	March 26, 2010

/s/ PAUL G. HANSEN Paul G. Hansen	Director Audit Committee Chair	March 26, 2010

/s/ FREDERICK LAX Frederick Lax	Director	March 26, 2010

/s/ GEORGE PAVLOV George Pavlov	Director	March 26, 2010

INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP, as to legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm (PwC).

23.2	Consent of Independent Registered Public Accounting Firm (D&T).

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see page 4).